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                                  Exhibit 3.10

$300,000          No.   1.
                      ------

                    INTERNATIONAL TELEPRESENCE (CANADA) INC.
              UNSECURED NON-INTEREST BEARING CONVERTIBLE DEBENTURE
                             DUE SEPTEMBER 10, 2000

INTERNATIONAL TELEPRESENCE (CANADA) INC. (herein called the "Corporation"), FOR VALUE RECEIVED, hereby acknowledges itself indebted to and promises to pay to Groupe Albatros International Inc. (the "Holder") on September 10, 2000, or on such earlier date as the principal amount hereof may become payable hereunder, the principal amount (the "Principal") of Three Hundred Thousand Dollars ($300,000.00) in lawful money of Canada upon presentation and surrender of this Debenture, at the head office of the Corporation in Burnaby, British Columbia, with no interest, either prior to or following maturity, and in accordance with the provisions set out herein:

1.    INTERPRETATION

1.1   Definitions

         Where used in this Debenture, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(a)   "Business Day" means a day other than a Saturday, Sunday civic or statutory holiday;

(b)   "Conversion Price" means, at any time, $0.10 per Share, subject to adjustment in accordance with Section 3.3;

(c)   "Corporation" means International Telepresence (Canada) Inc.;

(d)   "Debenture" means this debenture issued by the Corporation in the
                  Principal of $300,000.00 Canadian dollars;

(e)   "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to these conditions of the Debenture and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions "Section", "clause", and "subclause" followed by a number or a letter mean and refer to the specified Section, clause or subclause hereof;

(f)   "Holder", "Registered Holder" or "Debentureholder" means initially Groupe
                  Albatros International Inc. and any other person or persons from time to time being entered in the register hereinafter mentioned as a holder of this Debenture;

(g)   "Person" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and the heirs,


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                  executors, administrators or other legal representatives of an individual and words importing persons have a similar meaning;

(h)   "Shares" means fully paid and non-assessable common shares in the capital of the Corporation as constituted on the date hereof, subject to adjustments, if any, in accordance with the provisions of clause 3.3;

(i)   "Warrant means one common share purchase warrant, exercisable by the holder thereof at a price of $0.15 per Share for a period of 18 months from the date of issue.

1.2   Gender, etc.

         Words importing the singular number only include the plural and vice versa and words importing any gender include both genders.

1.3   Currency

         All dollar amounts referred to herein shall be in lawful money of Canada, unless otherwise specifically identified herein.

1.4   Headings

         The division of this Debenture into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5   Business Day

         In the event that any date upon which the Principal is payable by the Corporation, or upon or by which any other action is required to be taken by the Corporation hereunder is not a Business Day, then the Principal shall be payable, or such other action required to be taken shall be taken, on or by the next succeeding day which is a Business Day.

2.    TRANSFER AND REGISTER, ETC.

2.1   Transfer

         This Debenture may not be transferred by the Holder without the prior written consent of the Corporation which shall not be unreasonably withheld. In the event of a transfer, the Holder shall complete and deliver to the Corporation the Transfer Form in the form attached hereto as Schedule A. In addition, the transferor shall ensure that such transfer is effected in accordance with applicable requirements of the Securities Act (Ontario).

2.2   Register


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                                       3


         The Register for the transfer and registration of this Debenture will be kept at the head office of the Corporation in Burnaby, British Columbia. Upon presentation and surrender at the registered office of the Corporation, this Debenture may be, subject to compliance with Section 2.1 above, transferred by the Registered Holder in person or by attorney duly appointed in writing, in which case a new debenture(s) registered in the name of the transferee(s) will be issued.

2.3 Loss, Theft, Destruction or Mutilation of Debentures. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Corporation may determine, the Corporation will make and deliver, in lieu of such lost, stolen, destroyed or mutilated debenture, a new debenture of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

3.    CONVERSION

3.1   Conversion

      (a)      Upon and subject to the provisions and conditions of this
               Section 3, the Debenture shall be convertible into Shares and Warrants upon written notice (the "Conversion Notice") by the Corporation to the Holder in the form attached hereto as Schedule B, to convert, as follows:

               (i) in the event that the Corporation has obtained approval of shareholders (the "Shareholder Approval") for the conversion of the Debenture into Shares and Warrants, the principal amount of the Debenture shall immediately be converted into 3,000,000 Shares and 3,000,000 Warrants;

               (ii) in the event that Shareholder Approval is not obtained by April 30, 1999:

                        (1) $166,179.00 of the principal amount of the Debenture shall be converted into 1,661,789 Shares and 1,661,789 Warrants; and

                        (2) the sum of $133,821.00, representing the balance of the principal amount of the Debenture shall be converted immediately after the earlier of: (i) Shareholder Approval has been obtained; (ii) The Canadian Dealing Network Inc. has given its approval to such conversion in the absence of Shareholder Approval; or (iii) the day which is six months plus one day after the date upon which the Debenture Shares and Debenture Warrants referred to in subparagraph (a) above were issued, provided that the Company


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                                 has not issued any other securities during
                                 such period which shall constitute a private placement in the opinion of DCN, if the shares of the Company are then quoted and/or traded on CDN, into 1,338,211 Debenture Shares and 1,338,211 Debenture Warrants.

         (b) No fractional Shares and Warrants will be issue on any conversion provided that any fractional interest which would result from the conversion of the Debenture shall be rounded up to the next whole number (for fractions 1/2 and above) and rounded down to the next whole number (for fractions below 1/2).

3.2      Conversion Procedure for Conversion

         (a) Upon the Corporation providing to the Holder with a Conversion Notice, the Holder shall surrender this Debenture to the Corporation at its head office, whereupon the Corporation shall issue certificate(s) representing the Shares and Warrants issuable upon conversion registered in the name of the Holder.

         (b) For the purposes of this Section, this Debentur shall be deemed to be surrendered for conversion on the date (herein called the "Date of Conversion") on which it is so surrendered in accordance with the provisions of this Section and, in case this Debenture is surrendered by post or other means of transmission, on the date on which it is received by the Corporation at its offices specified in Section 7 of this Debenture.

3.3      Adjustment of Conversion Price

         The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

         (1) In the event that the Corporation shall: (i) subdivide the outstanding Shares into a greater number of Shares, or (ii) consolidate the issued and outstanding Shares into a lesser number of Shares, (any of such events being called a "Share Reorganization"), the Conversion Price shall be adjusted effective immediately after the effective date or record date, as the case may be, on which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately after giving effect to such Share Reorganization including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been exchanged for or converted into Shares on such record date.

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                                       5

         (2) In the event any reorganization, amalgamation, consolidation or merger of the Corporation with or into any other corporation, or in the case of any sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, this Debenture shall, after such reorganization, amalgamation, consolidation, merger or sale, be convertible into the number of Shares and Warrants or other securities or property of the Corporation, as the case may be, that such Holder would have been entitled to receive as a result thereof, if on the effective date thereof, he had been the holder of the number of Shares and Warrants to which he was theretofore entitled upon conversion.

         (3) In the event of any reclassification or other change in the outstanding Shares or securities convertible or exchangeable into Shares of the Corporation, other than a Share Reorganization, the Conversion Price shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances. Failure of the directors to provide for an adjustment on or prior to the effective date of any such reclassification of, or change in, the outstanding Shares of the Corporation shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

         (4) In any case in which clause 3.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder the additional Shares and Warrants issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional Shares and Warrants upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares and Warrants declared in favour of Holders of record of Shares on and after the Date of Conversion or such later date as such Holder would, but for the provisions of this subclause (4), have become the holder of record of such additional Shares pursuant to clause 3.3.

         (5) The adjustments provided for herein are cumulative; shall, in the case of adjustments to the Conversion Price, be computed to the nearest cent; and shall apply (without duplication) to successive subdivisions, reductions, consolidations, distributions, issues or other events resulting in any adjustment under the provisions hereof; provided that, notwithstanding any other provision hereof, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subclause (5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (6) If, in the opinion of the board of directors of the Corporation, the provisions of clause 3.3 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the Holder in accordance with the intent and purposes hereof, the board of directors of the Corporation shall make any adjustment in such provisions for the benefit of the Holder as such board of directors deems appropriate.


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                                       6


6.       EXCLUSIVE BENEFIT

         The Registered Holder or its legal personal representative will be regarded as exclusively entitled to the benefit of this Debenture and all persons may act accordingly and the Corporation shall not be bound to enter in the register, notice of any trust or, except as may be required by some court of competent jurisdiction having so ordered, to recognize any trust or equity affecting the title to this Debenture.

7.       DEFAULT

7.1      Events of Default

         Each of the following events is herein sometimes referred to as an "Event of Default":

         (a) if the Corporation shall fail to pay the principal hereof or other amount hereunder which shall have become due and payable and such default continues for a period of ten (10) Business Days;

         (b) if an order is made or a resolution is passed for the winding-up, dissolution or liquidation of the Corporation or if a petition is filed or other process taken for the winding-up, dissolution or liquidation of the Corporation and is not disputed by the Corporation in good faith;

         (c) if the Corporation commits or threatens to commit an act of bankruptcy or becomes insolvent or goes into liquidation or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency or if a bankruptcy petition is filed or presented against the Corporation and is not contested in good faith and discharged within sixty (60) days after it is filed or presented or if a custodian or sequestrator or a receiver or receiver and manager or any other officer with similar powers is appointed for such Corporation or for any part of its property which, in the reasonable opinion of the Holder, is a substantial part;

         (d) if the Corporation makes an assignment for the benefit of its creditors or a bulk sale of all or substantially all of its property and assets;

         (e) if any proceedings involving the Corporation ar taken with respect to a compromise arrangement under the Bankruptcy and Insolvency Act (Canada) or The Companies Creditors Arrangement Act (Canada) or similar legislation of any other jurisdiction in Canada, or any province thereof;

         (f) if an encumbrancer takes possession of any par of the property of the Corporation which, in the reasonable opinion of the Holder, represents all or substantially all of the Corporation's property and assets or if a distress or


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                  execution or any similar process is enforced against such
                  property and assets and remains unsatisfied for so long as would permit any part of such property and assets to be sold thereunder; and

         (g) if the Corporation shall cease to carry on in the ordinary course, its business or a substantial part thereof.


7.2      Acceleration of Maturity on Default

         In case any Event of Default has occurred, the Holder may in its discretion, subject to the provisions of Section 5.5 hereof, by notice in writing to the Corporation, declare the Principal of this Debenture then outstanding on the date of declaration, and all other moneys outstanding hereunder and thereunder, to be immediately due and payable, anything therein or herein to the contrary notwithstanding, and the Corporation shall forthwith pay to the Holder, subject to and in accordance with the Debenture, the Principal. Payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder.

7.3      Remedies Cumulative

         No remedy of the Holder is intended to be exclusive of any other remedy but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.

7.4      No Merger, Etc.

         Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liabilities of the Corporation to make payment of the Principal hereby secured, nor shall such operate as a merger of any covenant or affect the right of the Holder to interest calculated as hereinbefore provided, nor shall the acceptance of any payment or alternative security constitute or create any novation, and it is further agreed that the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of any of said covenants.

7.5      Waiver of Default

         Upon the happening of an Event of Default, the Holder shall have power to waive in writing its rights hereunder provided that no act or omission of the Holder in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.



8.    COVENANTS OF THE CORPORATION

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                                       8

8.1      Payment of Principal

         The Corporation shall, duly and punctually pay or cause to be paid to the Holder the principal of, the Debenture on the date at the place in the moneys, and in the manner mentioned herein.

8.2      Payment of Costs

         The Corporation will pay all reasonable costs, charges and expenses of and incidental to the creation of the Debenture.

8.3      Corporate Existence and Good Standing

         The Corporation will at all times maintain its status as a corporation duly and validly incorporated, organized and subsisting under the laws of Canada, with all necessary corporate power and authority to own its properties and carry on its business as presently carried on, duly qualified as a corporation to do business or own or lease property in each jurisdiction where the nature of its business or the property owned or leased by it makes such qualification necessary.

8.4      Laws

         The Corporation will comply with all applicable statutes, laws, regulations, orders and restrictions of any government and of any agencies and instrumentalities of government, and of all other governmental authorities, in respect of the conduct of its properties, except such as are being contested in good faith by appropriate legal or administrative proceedings, by or on behalf of the Corporation, and except for isolated instances of non-compliance, if any, which in each case, and as to all thereof in the aggregate have no material and adverse effect.

         6.5      Reporting Issuer

         The Corporation will take all commerically reasonable steps within its power to ensure that at all material times it is a "reporting issuer" (as defined in the Securities Act (Ontario)) not in default of any requirement of such act.

9.       NOTICES

9.1 Any notice to the Corporation under the provisions of this Debenture shall be in writing and may be given by registered mail, postage prepaid or delivering the same to the Corporation at 8604 Commerce Court, Burnaby, British Columbia V5N 4A6. Any notice to the Holder under the provisions of this Debenture shall be in writing and may be given by registered mail, postage prepaid or delivering the same to the Holder at 1255 University, Suite 450, Montreal, Quebec H3B 3B6.
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         7.2 Any notice if delivered shall be deemed to have been given or made on the date on which it was delivered or if given by registered mail shall be deemed to have been given or made on the third Business Day following the day on which it was mailed.

7.3 In the event of any disruption of mail service which may affect delivery of any notice given pursuant to clause 7.1 by registered mail after the mailing of such notice and before the date upon which such notice is deemed to have been or made pursuant to clause 7.2, such notice shall be deemed not to have been given and must be given or made by delivering the same. In the event of any disruption of mail service which may affect delivery of any notice, Debenture, share certificate, cheque or other writing by registered mail or ordinary mail before the mailing of any of the foregoing, such notice, Debenture, share certificate, cheque or other writing shall be delivered by hand in lieu of mailing the same.

10.      AMENDMENT

         This Debenture may be amended only by agreement in writing executed by the Corporation and the Holder at the date of such amendment.

11.      GOVERNING LAW

         This Debenture shall be governed by the laws of the Province of Ontario.

12.      TIME OF THE ESSENCE

         Time shall be of the essence.

         11.      FURTHER ASSURANCE

         The Corporation hereto covenants and agrees that it will at all times do, execute, acknowledge and deliver or cause to be done, executed or delivered all such further acts, deeds and assurances as the Holder of this Debenture may reasonably require.

12.      BINDING EFFECT

         The terms and provisions of this Debenture shall enure to the benefit of and be binding upon the registered Holder hereof, its successors and permitted assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Corporation and its successors and permitted assigns.

         IN WITNESS WHEREOF the undersigned has caused this Debenture to be sealed with its corporate seal and to be signed by its duly authorized officer in that respect this 10th day of March, 1999.

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                                        INTERNATIONAL TELEPRESENCE
                                        (CANADA) INC.

                                        Per:
                                              ---
                                        Name:
                                        Title:
                                        I have authority to bind the Corporation


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                                      11








                                   SCHEDULE A

                                  TRANSFER FORM

         FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

         (name and address of assignee)

the                                                                       within
    ----------------------------------------------------------------------
         (principal amount of the Debenture assigned)

Debenture of International Telepresence (Canada) Inc. (the "Corporation") and hereby irrevocably constitutes and appoints

______________________________
as Attorney to transfer the said Debenture with full power of substitution in the premises.


         DATED the         day of                    , 199  .
                   -------        -------------------     --




                                                      Signature of Transferor

                                                      --------





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                                      12







                                   SCHEDULE B

                              NOTICE OF CONVERSION

TO:      Groupe Albatros International Inc.

         The Corporation hereby gives notice of the conversion of the within Convertible Debenture (or $ principal amount thereof) into Shares and Warrants of International Telepresence (Canada) Inc. in accordance with the terms of the said Debenture and hereby confirms that the certificates representing the Shares and Warrants issuable and deliverable upon such conversion will be issued and delivered to you.

         DATED the         day of                    , 199  .
                   -------        -------------------     --

                                       International Telepresence (Canada) Inc.

                                    By:  ___________




                            CONVERSION OF DEBENTURE
                            -----------------------


                                                         Unpaid                  Name of               Signature of
                                 Amt. of                Principal              Officer of                Officer
         Date                   Principal              Balance of              Corporation                Making
                                Converted               Debenture                Making                  Notation
                                                                                Notation
